EXHIBIT 99.2

                  2004 FOURTH QUARTER EARNINGS CONFERENCE CALL
                  --------------------------------------------

     THANK YOU JAY, AND WELCOME TO OUR FOURTH QUARTER CONFERENCE CALL. I WOULD LIKE TO MAKE A FEW BRIEF COMMENTS ON SOME KEY ACHIEVEMENTS OF 2004 AND PROVIDE SOME GUIDANCE FOR 2005 AND THEN JOHN RIELLY WILL REVIEW THE FOURTH QUARTER FINANCIALS BEFORE WE TAKE QUESTIONS.

     IN 2004, WE HAD A SOLID YEAR OF OPERATING AND FINANCIAL PERFORMANCE AND WE CONTINUED TO MAKE PROGRESS IN OUR DEVELOPMENT PROJECTS, EXPLORATION PROGRAM, GROWING OUR RESERVES AND STRENGTHENING OUR FINANCIAL POSITION.

     IN TERMS OF OUR OPERATING AND FINANCIAL PERFORMANCE, CORPORATE NET INCOME FOR 2004 WAS $977 MILLION. EXPLORATION AND PRODUCTION HAD A STRONG YEAR:
EARNINGS WERE $755 MILLION AND PRODUCTION AVERAGED 342 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY COMPARED TO OUR ORIGINAL FORECAST OF 325,000 BARRELS OF OIL EQUIVALENT PER DAY. IN 2005, WE FORECAST WORLDWIDE CRUDE OIL AND NATURAL GAS PRODUCTION TO AVERAGE 350 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY.

     REFINING AND MARKETING ALSO HAD A VERY STRONG YEAR EARNING $451 MILLION. THE HOVENSA AND PORT READING REFINERIES WERE ABLE TO OPERATE AT MAXIMUM CAPACITY FOR THE MAJORITY OF THE YEAR ENABLING THEM TO BENEFIT FROM THE STRONG MARGIN ENVIRONMENT. OUR RETAIL AND ENERGY MARKETING BUSINESSES ALSO PERFORMED WELL.

     IN TERMS OF OUR FIELD DEVELOPMENTS, SIGNIFICANT PROGRESS WAS MADE IN 2004.

     o IN APRIL, THE LLANO FIELD COMMENCED PRODUCTION AND OUR 50 PERCENT INTEREST IS CURRENTLY AVERAGING ABOUT 20 THOUSAND BARRELS OF OIL EQUIVALENT PER DAY. THIS LEVEL OF PRODUCTION IS HIGHER THAN OUR ORIGINAL ESTIMATE.

     o IN AUGUST, THE DEVELOPMENT PLAN FOR OUR NORTHERN BLOCK G FIELDS, WHICH WILL NOW BE CALLED THE OKUME COMPLEX, WAS APPROVED BY THE GOVERNMENT OF EQUATORIAL GUINEA. MOST OF THE MAJOR CONTRACTS FOR CONSTRUCTION HAVE BEEN AUTHORIZED. THE DEVELOPMENT IS ON SCHEDULE AND ON BUDGET.

     o IN AUGUST, THE SCOPE OF THE PROJECT TO REDEVELOP THE GASSI EL AGREB FIELDS IN ALGERIA WAS EXPANDED FROM AN ORIGINAL INVESTMENT COMMITMENT OF $570 MILLION TO $950 MILLION. THIS CHANGE IN SCOPE REFLECTS OUR SUCCESS IN THE AREA. SINCE 2000, WE HAVE GROWN GROSS PRODUCTION FROM 20,000 BOEPD TO 55,000 BOEPD AND WE SEE ADDITIONAL OPPORTUNITIES TO INCREASE RESERVES AND PRODUCTION.

     o IN DECEMBER, WE NEGOTIATED ADDITIONAL GAS SALES FROM BLOCK A-18 IN THE MALAYSIA-THAILAND JOINT DEVELOPMENT AREA. THE AGREEMENT WILL ALLOW US TO DOUBLE OUR PROVED RESERVES IN THE JDA OVER THE NEXT SEVERAL YEARS AND CONTRIBUTE SIGNIFICANT FUTURE PRODUCTION GROWTH. FIRST SALES OF NATURAL GAS FROM THE JDA ARE EXPECTED TO BEGIN BY THE END OF THE FIRST QUARTER.

     o IN DECEMBER, WE SANCTIONED THE UJUNG PANGKAH DEVELOPMENT IN INDONESIA. GAS SALES FROM PANGKAH SHOULD COMMENCE BY EARLY 2007.


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     IN TERMS OF EXPLORATION, SUCCESSFUL DRILLING RESULTS AT OUR SHENZI PROSPECT
IN THE DEEPWATER GULF OF MEXICO, AND THE PHU HORM AND BELUD PROSPECTS IN SOUTHEAST ASIA WILL PROVIDE OPPORTUNITIES FOR FUTURE RESERVE AND PRODUCTION GROWTH. IN ADDITION, OUR PROSPECT INVENTORY IS ROBUST AND WE WILL DRILL SEVERAL HIGH IMPACT WELLS IN 2005.

     WITH REGARD TO OUR YEAR-END PROVED RESERVES, WE ARE PLEASED TO REPORT THAT IN 2004, WE REPLACED 110 PERCENT OF PRODUCTION, AT A FINDING AND DEVELOPMENT COST OF ABOUT $11 PER BARREL. THIS RESULT COMES DESPITE THE IMPACT OF NEGATIVE PSC REVISIONS OF 31 MILLION BARRELS OF OIL EQUIVALENT RELATING TO HIGH YEAR-END COMMODITY PRICES. PROVED RESERVES, AT YEAR-END, WERE 1.046 BILLION BARRELS OF OIL EQUIVALENT AND OUR RESERVE TO PRODUCTION RATIO IMPROVED TO 8.2 YEARS COMPARED TO 7.5 YEARS LAST YEAR.

     IN TERMS OF OUR FINANCIAL POSITION, OUR CAPITAL EXPENDITURES FOR 2004 AMOUNTED TO $1.5 BILLION OF WHICH $1.4 BILLION RELATED TO EXPLORATION AND PRODUCTION ACTIVITIES. AS A RESULT OF THE SOLID OPERATING PERFORMANCE OF OUR ASSETS AND THE STRONG PRICING ENVIRONMENT IN 2004, WE IMPROVED OUR DEBT TO CAPITALIZATION RATIO BY 2 PERCENT TO 40.7 PERCENT AT THE END OF THE YEAR.

     FOR 2005, OUR TOTAL CAPITAL EXPENDITURES ARE FORECAST TO BE $2.1 BILLION, WITH $2.0 BILLION DEDICATED TO EXPLORATION AND PRODUCTION. THIS HIGHER LEVEL OF SPENDING REFLECTS THE COMPANY'S STRONG PORTFOLIO OF ORGANIC GROWTH PROJECTS AND ATTRACTIVE INVESTMENT OPPORTUNITIES. WE ESTIMATE THAT OUR CAPITAL EXPENDITURES AND CASH FLOW WILL BE ROUGHLY BALANCED IN 2005 ASSUMING A WTI PRICE OF ABOUT $35 PER BARREL AND OUR DEBT TO CAPITALIZATION RATIO SHOULD CONTINUE TO IMPROVE THROUGH THE YEAR.

     WITH AN IMPROVING BALANCE SHEET, APPROXIMATELY $900 MILLION OF CASH, AND A NEW $2.5 BILLION REVOLVING CREDIT FACILITY, OUR COMPANY HAS THE FINANCIAL STRENGTH AND FLEXIBILITY TO CONTINUE TO FUND OUR DEVELOPMENTS AND DRILLING PROGRAMS.

     IN SUMMARY, WE ARE VERY PLEASED WITH THE PERFORMANCE OF OUR ASSETS AND OUR ORGANIZATION IN 2004 AND ARE OPTIMISTIC THAT THE INVESTMENTS WE ARE MAKING FOR THE FUTURE WILL GROW OUR RESERVES AND PRODUCTION PROFITABLY AND CREATE LONG-TERM VALUE FOR OUR SHAREHOLDERS.

     I WILL NOW TURN THE CALL OVER TO JOHN RIELLY, WHO WILL PROVIDE MORE DETAIL ON OUR FINANCIAL RESULTS.